PRESS RELEASE

                            UNITED COMMUNITY BANCORP
               ANNOUNCES RESULTS OF ANNUAL MEETING OF STOCKHOLDERS


Contact:    United Community Bancorp
            William F. Ritzmann, President and Chief Executive Officer
            (812) 537-4822

Lawrenceburg, Indiana - November 16, 2006 - United Community Bancorp (Nasdaq Global Market: "UCBA") today announced that at the annual meeting of stockholders held today, stockholders elected William S. Gehring, Jerry W. Hacker, Anthony C. Meyer and Ralph B. Sprecher as directors for three-year terms, elected Frank E. Weismiller, Jr. as director for a two-year term, approved the United Community Bancorp 2006 Equity Incentive Plan and ratified the appointment of Clark, Schaefer, Hackett & Co. as independent registered public accountants for the fiscal year ending June 30, 2007.

United Community Bancorp is the holding company of United Community Bank, headquartered in Lawrenceburg, Indiana. The Bank currently operates five offices in Dearborn County, Indiana.